                                  EXHIBIT 4.7

                                 SHOPPING.COM
                               WARRANT AGREEMENT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

     This Warrant Agreement (this "Agreement") is entered into as of April 10, 1998 by and between, SHOPPING.COM, INC., a California corporation (the "Company") and Leasing Ventures, LLC (the "Holder").

                                    RECITALS

     WHEREAS, the Company has agreed to grant to Holder warrants to purchase 1079 shares of Company Common Stock in exchange and in consideration for good and valuable goods and services.

     NOW, THEREFORE, BE IT RESOLVED, the parties agree hereto as follows:

     1.   Description:  Execution:
          -----------------------

          (a) The Company agrees to issue to the Holder and the Holder agrees to accept the Warrant Certificate evidencing the right to purchase _________ shares of the Company common stock at a purchase price of _______________ Dollars _________ Cents ($_____) per Share as to which the Warrant is exercisable. The Warrant Certificate shall be substantially in the form annexed hereto as Exhibit A.

          (b) This Agreement shall be executed on behalf of the Company by its President. Upon delivery of this Warrant to the Holder, this Agreement shall be binding upon the Company, and the Holder shall be entitled to all the benefits set forth herein.

     2.   Terms of Warrant.
          ----------------

          The Warrant shall become exercisable at any time after the date hereof and remain exercisable, subject to the conditions set forth in Section 3 until the close of business on _____________ (the "Expiration Date").

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     3.   Exercise of Warrant.
          -------------------

          (a) Subject to (b) below, at any time until the Expiration Date, the Holder shall have the right to purchase from the Company (and the Company shall promptly issue to the Holder) one fully-paid and nonassessable share of Common Stock at the Exercise Price (as defined below) for each Warrant, by surrendering the appropriate Warrant Certificate and the Subscription Form attached hereto to the Company at its executive offices and paying the aggregate Exercise Price for the shares to be purchased, in cash, by check or by cancellation of indebtedness.

          (b) The Warrant may be exercised in whole and in part but not in increments of less than 100 shares. In case of partial exercise, the Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the purchase of the number of shares not purchased upon such partial exercise shall be issued by the Company to the Holder hereof. The Warrants shall be deemed to have been exercised immediately prior to the close of business on the date of their surrender for exercise as provided above, and the person or entity entitled to receive the shares of Common Stock issuable upon the exercise shall be treated for all purposes as the Holder of such shares of record as of the close of business on such date. Prior to such exercise, neither the Holder nor any person entitled to receive shares issuable upon exercise shall be or have any of the rights of a shareholder of the Company. No adjustments shall be made for dividends or other stockholder rights for which the record date is prior to the date of exercise. As soon as practicable on or after such date, the Company shall issue in the name of, and deliver to the person or persons entitled to receive, a certificate or certificates for the full number of shares of Common Stock issuable upon such exercise.

     4.   Exercise Price.  The initial Exercise Price for each share of Common
          --------------
Stock issuable pursuant to the Warrant shall be Twenty-Two Dollars Twenty-Five Cents ($22.25) per Share, adjusted as provided below. The Exercise Price must be paid, in cash, cashier's check or by cancellation of indebtedness from the Company to the Holder.

     5.   Adjustment of Warrant Price and Number of Shares of Common Stock.
          ----------------------------------------------------------------

          The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

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          5.1  Adjustments.  The exercise Price of the Warrant shall be subject
               -----------
to adjustment as follows:

          (a) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling the holder thereof to subscribe for or purchase Stock at a price per share which is lower at the date of issuance of such rights, options, warrants or securities than the then Current Fair Market Value (as defined in Section 7 hereof), the price of shares of Stock thereafter purchasable upon the exercise of the Warrant shall be reduced to a price equal to an amount which would entitle the Holder to receive the same number of shares of Common Stock and other securities that he would have received had he exercised the Warrants immediately prior to such issuance.

          (b) For the purpose of this Section 5, the term "Common stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

          5.2  No Adjustment for Dividends.  Except as provided in Section 5.1
               ---------------------------
hereof, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of a Warrant or upon the exercise of a Warrant.

          5.3  No Adjustment in Certain Cases.  No adjustments shall be made
               ------------------------------
pursuant to Section 5 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase Common Stock under the Company's existing stock option plan or the exercise of presently outstanding warrants to purchase Common Stock.

          5.4  Preservation of Purchase Rights Upon Reclassification,
               ------------------------------------------------------
Consolidation, etc.  In case of any consolidation of the Company with or merger
-------------------
of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase, upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the occurrence of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action. In the

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event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code
of 1986, as amended, in which the Company is the surviving corporation, the right to purchase shares of Common Stock under the Warrant shall terminate on the date of such merger and thereupon the Warrant shall become null and void, but only the controlling corporation shall agreed to substitute for the Warrant its warrant which entitle the holders thereof to purchase upon their exercise the kind and amount of shares and other securities and property which they would have owned or entitled to receive had the Warrant been exercised immediately prior to such merger. Any such agreements referred to in this Subsection 5.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 5 hereof. The provisions of this Subsection 5.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     6.   Registration Rights.
          -------------------

          6.1  Definitions.
               -----------

          (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended (the "Securities Act").

          (b) "Registrable Securities" shall mean (x) shares of Common Stock issuable upon exercise of the Warrant and (y) any Common Stock issued at a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (x) above, provided, however, that Registrable Securities shall not include any share of Common Stock which have previously been registered or which have been sold to the public.

          (c) The terms "register", "registered", and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable sales and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          (d) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses of any regular or special audits incident to or required by any such registration but shall not include selling expenses and fees and disbursements of counsel for the Holder.

          (e) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (f) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          6.2  "Piggyback Registration".  If the Company shall determine to
               ------------------------
register any of its shares of Common Stock in a form commitment public offering for its own account, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction on Form S.4, or any registration form that does not permit secondary sales, the Company will:

          (a) promptly give to Holder written notice thereof;

          (b) use its best efforts to include in such registration (and any related qualification under the blue sky laws or other compliance), except as set forth in Section 6.3 below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by Holder within twenty (20) days after the written notice from the Company described in clause 6.2(a) above is given. Such written request may specify all or a part of Holders Registrable Securities, and

          (c) pay all Registration Expenses, other than the selling expenses of Holder's Registrable Securities.

          6.3  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice. In such event, the right of the Holder to registration pursuant to this Section 6 shall be conditioned upon Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. The Holder shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter of underwriters selected by the Company.

          6.4  Exclusion of Registrable Securities.  Notwithstanding any other
               -----------------------------------
provisions of this Section 6, if the representative of the underwriter advises the Company that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below),

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exclude all Registrable Securities from, or limit the number of Registrable
Securities to be included in the registration and underwriting. The Company shall so advise the Holder, and the number of shares of securities that are entitled to the included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own and thereafter to the Holder, pro rata with any other holders of Common Stock having registration rights. If the Holder does not agree to the terms of any such underwriting he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal so the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion pro rata amongst those persons requesting inclusion.

          6.5  Registration Procedures.  In the case of each registration by the
               -----------------------
Company pursuant to Section 6, the Company will keep Holder advised in writing as to the initiation of each registration and as to the completion thereof, at its expense, the Company will use its best efforts to:

          (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (x) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (y) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment that (I) includes any prospectus by Section (O)(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 in the registration statement.

          (b) Prepare and file with the Commission such amendments and supplements to such registration and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish such number of prospectuses and other documents, incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

          (d) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue meaning of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of Holder, prepared and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities in each case not later than the effective date of such registration; and

          (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     7.   Fractional Shares; Issuance of Shares; Legends.
          ----------------------------------------------

          7.1  Fractional Shares.  The Company shall not be required to issue
               -----------------
fractional shares that of Company Common Stock on the exercise of a Warrant. If any fraction of a share of Stock would, except for the provisions of this
Section 6, be issuable of a Warrant (or specified portion thereof), the Company shall, in lieu thereof pay an amount in cash equal to the then Current Fair Market Value, multiplied by such fraction. For purposes of this Agreement, the term "Current Fair Market Value" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in the NASDAQ Small Cap Market or the National Market nor on any national securities exchange, the average of the per share closing bid prices of he Common Stock on the 10 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the NASDAQ Small Cap Market or the National Market or on a national securities exchange, the average for the 10 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in the NASDAQ Small Cap Market or the National Market or on a national securities exchange, the average for 10 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in NASDAQ Small Cap Market or the National Market or on the principal stock exchange on which it is listed, as the case may be, or (iii) if the class of Stock is not publicly traded or quoted, the fair market value as determined by the Board of Directors of the Company based on (with appropriate adjustments) the most recent purchases of the Company's stock and/or other relevant factors including the Company's income and assets or evaluation reports
                 ---------
received by the Company.

          7.2  Issuance of Shares.  All shares of Stock issued upon exercise of
               ------------------
a Warrant will be duly authorized, validly issued, fully paid and nonassessable.

          7.3  Legends.  If the Stock to be issued upon exercise of this Warrant
               -------
has not been registered under the Securities Act of 1933, as amended, then the stock certificates representing such shares of Common Stock shall bear a legend substantially in the following form:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND ARE RESTRICTED SECURITIES, SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND STATE SECURITIES LAWS.

     8.   Transferability.
          ---------------

     The Warrant or the Shares of Company Common Stock underlying the Warrant shall not be transferred, and the Company shall not be required to register any transfer on the books of the Company, unless the Company shall have been provided with an opinion of counsel satisfactory to its prior to such transfer that registration under the Securities Act and applicable state securities laws is not required in connection with the transaction resulting in such transfer. Each new Warrant or Company Common Stock certificate issued upon any transfer as above provided shall bear an appropriate investment legend, except that such Warrant or Company Common Stock certificate shall not bear such restrictive legend if the opinion of counsel referred to above is to further effect that such legend is not required in order to establish compliance with the provisions of the Securities Act or if such transfer is made in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. The Warrant may also be transferred by will or devise and by the laws descent.

     Any attempt to transfer, sell or otherwise dispose of this Warrant (except as provided above) shall be void and shall not convey any rights or privileges to the transferee.

     9.   Miscellaneous.
          -------------

          9.1  Notices.
               -------

          All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and delivered personally, given by prepaid telegram, or mailed first class, postage prepaid, registered or certified mail, return receipt requested, to the following address.

If to the Company:                       SHOPPING.COM, INC.
                                         2101 East Coast Highway, Garden Level
                                         Corona del Mar, California  92625
                                         Attn:  Howard Schwartz

With a copy to:                          Mark V. Asdourian, Esq.
                                         5 Park Plaza, Suite 1480
                                         Irvine, California  92614-5976

If to Holder:                            Richard Heard
                                         Insight Investments, Corp.
                                         265 South Anita Drive, Suite 200
                                         Orange, California  92868-3314

          Any party may change the address to which such communications are to be directed to it by giving written notice to the other party. Except as otherwise provided in this Warrant, all notice shall be deemed given when delivered in person, or if placed in the mail as aforesaid, then two (2) days thereafter.

          9.2  Modifications.
               -------------

          The parties may, by mutual consent, amend, modify, supplement and waive any right under this Warrant in any manner agreed by then in writing at any time.

          9.3  Entire Agreement.
               ----------------

          This Agreement, and any document, instruments or agreements specifically referred to herein, set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreement, arrangements and understandings relating to the subject matter hereof.

          9.4  Headings.
               --------

          The section and paragraph headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation hereof.

          9.5  Governing Law, Arbitration.
               --------------------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of California, without any regard to the choice of law provisions thereof. Any dispute arising under this Agreement shall be resolved by binding arbitration under the rules of commercial arbitration of the American Arbitration Association in Orange County, California.

          9.6  Severability.
               ------------

          If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall be deemed severable from the remaining provisions of this Agreement which shall remain in full force and effect.

          9.7  Waiver.
               ------

          No waiver of any provision of this Agreement or any breach thereof shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) or any other breach hereunder nor shall such waiver constitute a continuing waiver. Either party may waive performance of any provision of this Agreement, the non-performance of which would otherwise constitute a breach of this Agreement, including, but not limited to, the non-performance of any condition precedent to such party's performance, without affect the enforceability of this Agreement or the provisions contained herein.

          9.8  Heirs, Successors and Assigns.
               -----------------------------

          The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties hereto. Holders may transfer and assign the Warrants only as provided in
Section 7 and any assignment in violation of the foregoing shall be void.

          9.9  Attorneys' Fees.
               ---------------

          If any legal action is instituted to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to actual attorneys' fees in addition to any other relief to which the party is entitled.

          IN WITNESS WHEREOF, the parties have executed this instrument as of the date first written above.

                        SHOPPING.COM, INC., a California corporation


                        By:       _______________________________
                        Title:    _______________________________



                        LEASING VENTURES, LLC


                        By:       _______________________________
                        Title:    _______________________________

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